Exhibit 99.1

Emeren Group Announces Cancellation and Rescheduling of Extraordinary General Meeting

NORWALK, CT, October 2, 2025 – Emeren Group Ltd (“Emeren” or the “Company”) (www.emeren.com) (NYSE: SOL), a leading global solar and storage project developer, owner, and operator, today announced that its extraordinary general meeting previously scheduled to be held at 10:00 a.m. Eastern Standard Time on October 21, 2025 (the “Previously Scheduled EGM”), to consider and vote on, among other things, the proposal to authorize and approve the Agreement and Plan of Merger (as amended), dated as of June 18, 2025, by and among the Company, Shurya Vitra Ltd., and Emeren Holdings Ltd, and the transactions contemplated thereby (the “Merger Proposal”), is cancelled with immediate effect, and the Company plans to announce the date of a new extraordinary general meeting (the “New EGM”) to consider and vote on, among other things, the Merger Proposal, as soon as it has finalized and filed the definitive proxy statement on Schedule 14A and the definitive transaction statement on Schedule 13E-3 related to the Merger Proposal.

As previously announced on September 2, 2025, the date of the Previously Scheduled EGM is subject to postponement depending on the review by the U.S. Securities and Exchange Commission (the “SEC”) of the proxy statement on Schedule 14A and the transaction statement on Schedule 13E-3 related to the Merger Proposal filed by the Company on September 2, 2025. In light of the time it would require to make further amendments to these filings, the Company decided to cancel the Previously Scheduled EGM and convene a New EGM on a later date to consider and vote on, among other things, the Merger Proposal. The Company will provide notice of the New EGM, including the record date for the New EGM, in accordance with relevant laws and regulations and the Company’s memorandum and articles of association.

About Emeren Group Ltd

Emeren Group Ltd (NYSE: SOL), a renewable energy leader, showcases a comprehensive portfolio of solar and storage projects and Independent Power Producer (IPP) assets, complemented by a significant global Battery Energy Storage System (BESS) capacity. Specializing in the entire solar project lifecycle — from development through construction to financing — we excel by leveraging local talent in each market, ensuring our sustainable energy solutions are at the forefront of efficiency and impact. Our commitment to enhancing solar power and energy storage underlines our dedication to innovation, excellence, and environmental responsibility. For more information, go to www.emeren.com.

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates," "targets, "confident" and similar statements. Among other things, statements that are not historical facts, including statements about Emeren's beliefs and expectations, the business outlook and quotations from management in this announcement, as well as Emeren's strategic and operational plans, are or contain forward-looking statements. Emeren may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission, in its periodic reports to shareholders, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. All forward-looking statements are based upon management's expectations at the time of the statements and involve inherent risks and uncertainties. A number of factors could cause actual results to differ materially from those contained in any forward-looking statement, including but not limited to the following: execution of Emeren's strategies and business plans; growth and trends of the industries in which Emeren operates; market acceptance of Emeren's products and services; competition in the industries in which Emeren operates; Emeren's ability to control costs and expenses; Emeren's ability to retain key personnel and attract new talent; relevant government policies and regulations relating to Emeren's industry, corporate structure and business operations; seasonality in the business; fluctuations in currencies exchange rates; risks related to acquisitions or investments Emeren has made or will make in the future; accounting adjustments that may occur during the quarterly or annual close or auditing process; and fluctuations in general economic, political, geopolitical and business conditions. Further information regarding these and other risks are included in Emeren's filings with the U.S. Securities and Exchange Commission. All information provided in this press release and in the attachments is as of the date of the press release and based on assumptions that Emeren believes to be reasonable as of this date, and Emeren undertakes no obligation to update any forward-looking statement, except as required under applicable law.

For investor and media inquiries, please contact:

Emeren Group Ltd - Investor Relations

ir@emeren.com